Exhibit 10.2

AGREEMENT

     THIS AGREEMENT (this “Agreement”), dated October 15, 2004, is by and among Seton Securities Group, Inc., a New Jersey corporation (“Buyer”), Charles H. Mayer, (“Mayer” and together with Buyer, the “Buyer Parties”), Westech Capital Corp., a Delaware corporation (“Parent”), and Tejas Securities Group, Inc., a Texas corporation (“Seller” and, together with Parent, the “Seller Parties” and, together with the Buyer Parties, the “Parties”).

RECITALS

     A. Seller is engaged in the business of providing brokerage and related financial services to institutional and retail customers (the “Business”).

     B. The Seller Parties desire that Seller sell to Buyer, and Buyer desires to purchase from Seller, the assets and properties Seller uses in operating the Business in the State of New Jersey (the “New Jersey Operations”), all on the terms and subject to the conditions set forth herein (collectively, the "Transactions”).

AGREEMENT

     NOW, THEREFORE, in consideration of the premises, the respective representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

ARTICLE 1.
TRANSACTIONS

     1.1 Transfer of Assets.

     (a) Transferred Assets. Buyer hereby receives from Seller, and Seller hereby transfers and delivers to Buyer, all right, title and interest in and to all of the assets listed on Schedule 1.1(a) (collectively, the “Transferred Assets”).

     (b) Excluded Assets. The Transferred Assets will exclude all of Seller’s assets not specifically listed on Schedule 1.1(a) (collectively, the “Excluded Assets”), which remain Seller’s property immediately following the Closing (as defined in Section 1.3).

     (c) Buyer and Seller will file IRS Form 8594, and all federal, state and local tax returns, in accordance with the purchase price allocation set forth on Schedule 1.1(d). The Parties agree that $1 shall be allocated to tangible assets for purposes of all federal, state and local tax returns.

     1.2 Assumed Liabilities.

     (a) Assumed Liabilities. Buyer hereby assumes and becomes responsible for, and shall pay and fully perform when due, all liabilities and obligations of and related to the New Jersey Operations, whether currently known or unknown, contingent or otherwise, whether incurred before or after the Closing, including those liabilities pertaining to the New Jersey Operations as listed on Schedule 1.2(b) (collectively, the “New Jersey Assumed Liabilities”) and whether the event giving rise to such liability or obligation occurred before or after the Closing, including but not limited to any liabilities, obligations or claims related to employees of Seller who become employees of Buyer or any other owner of the New Jersey.

     (b) Excluded Liabilities. The Assumed Liabilities exclude, and Buyer does not assume or have any responsibility with respect to, any other liabilities or obligations of Seller (collectively, the “Excluded Liabilities”), including those liabilities pertaining to the New Jersey Operations as listed on Schedule 1.2(a) (collectively, the “New Jersey Excluded Liabilities”).

     1.3 Deliveries. Upon the Buyer’s successful registration as a market maker and municipal securities dealer with the NASD or no later than December 31, 2004, execution and delivery of this Agreement by all Parties shall occur on the date of Closing (the “Closing Date”) as follows:

     (a) The applicable Seller Parties shall deliver or cause to be delivered to the Buyer Parties such bills of sale, certificates of title or origin, deeds, assignments and other instruments of transfer or conveyance or as may be otherwise necessary to evidence and effect the assignment and delivery of the Transferred Assets to Buyer.

     (b) In the event that the Buyer is not able to execute this Agreement by the Closing Date, Buyer has the option of extending the Closing Date until June 30, 2005 for consideration to be paid to the Seller in the amount of $10,000.

ARTICLE 2.
REPRESENTATIONS AND WARRANTIES
CONCERNING THE BUYER PARTIES

     Each of the Buyer Parties, jointly and severally, represents and warrants to the Seller Parties that the statements contained in this ARTICLE 2 are correct and complete on the Closing Date.

     2.1 Organization of Buyer. Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Buyer has the requisite entity power and authority necessary to own or lease its properties and to carry on its businesses as currently conducted.

     2.2 Authority of Buyer Parties; Enforceability. Buyer has the relevant power and authority necessary to execute and deliver this Agreement and each other document contemplated hereby and to which it is a party and to perform and consummate the Transactions. Mayer has the capacity necessary to execute and deliver this Agreement and each other document contemplated hereby and to which he is a party and to perform and consummate the Transactions. Buyer has taken all action necessary to authorize its execution and delivery of this Agreement and each other document contemplated hereby and to which Buyer is a party, the performance of its obligations hereunder and thereunder and its consummation of the Transactions. This Agreement and each other document contemplated hereby and to which a Buyer Party is a party has been duly authorized, executed and delivered by such Buyer Party and is enforceable against such Buyer Party in accordance with its terms, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights of creditors and general principles of equity (an “Enforceability Exception”).

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES
CONCERNING THE SELLER PARTIES

     Each Seller Party, jointly and severally, represents and warrants to the Buyer Parties that the statements contained in this ARTICLE 3 are correct and complete on the Closing Date.

     3.1 Entity Status. Each Seller Party is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Seller has the requisite entity power and authority necessary to own or lease its properties and to carry on its businesses as currently conducted.

     3.2 Power and Authority; Enforceability. Each Seller Party has the relevant power and authority necessary to execute and deliver this Agreement and each other document contemplated hereby and to which it is a party and to perform and consummate the Transactions. Each Seller Party has taken all action necessary to authorize the execution and delivery by such Seller Party of this Agreement and each other document contemplated hereby and to which it is a party, the performance of its respective obligations hereunder and thereunder, and the consummation by such Seller Party of the Transactions. This Agreement and each other document contemplated hereby and to which a Seller Party is a party has been duly authorized, executed and delivered by such Seller Party and is enforceable against such Seller Party in accordance with its terms, subject to the Enforceability Exceptions.

ARTICLE 4.
COVENANTS

     4.1 General. If any time after the Closing any further action is necessary or desirable to carry out this Agreement’s purposes, each Party will take such further action (including executing and delivering any further instruments and documents, obtaining any permits and consents and providing any reasonably requested information) as any other Party may reasonably request, all at the requesting Party’s sole cost and expense (unless the requesting Party is entitled to indemnification therefor under ARTICLE 5).

     4.2 Resignation and Release.

     (a) Mayer hereby tenders his resignation as an employee of Seller.

     (b) As a material inducement for the Seller Parties to enter into this Agreement, each Buyer Party releases and forever discharges the Seller Parties and each of their current and former predecessors, subsidiaries, affiliates, successors, assigns, officers, directors, stockholders, employees, agents, attorneys and each of their heirs, successors, assigns, agents, and attorneys (hereinafter referred to as “Releasees”) from any and all claims, charges, complaints, liabilities or obligations of any kind whatsoever, arising in tort or contract, whether known or unknown, which any Buyer Party may have, now has, or has ever had arising from Mayer’s employment with the Seller Parties or the termination of that employment, or any other matter or event which may have occurred on or before the date of this Agreement (the “Released Claims”). The Released Claims include, but are not limited to, any and all claims, charges, complaints, liabilities or obligations under federal, state or local law, including the Fair Housing Act, the Texas Fair Housing Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act (“OWBPA”), Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans With Disabilities Act, the Family and Medical Leave Act, the Americans with Disabilities Act, the Texas Commission on Human Rights Act, the Texas Labor Code, and the Employee Retirement Income Security Act. Each Buyer Party further agrees not to bring any Released Claim or action against the Releasees, either individually or collectively; provided however, that Mayer may file a lawsuit to challenge the validity of the release of the ADEA claims under this subsection (c), including the knowing and voluntary nature of the ADEA release under the OWBPA. Each Buyer Party agrees that if any Buyer Party breaches this subsection (c) and initiates a legal proceeding or files a Released Claim with a federal, state or local agency, the Buyer Parties shall be jointly and severally liable for any and all expenses incurred by the person or entity who has to defend the action, including reasonable attorney’s fees; provided however, that this sentence shall not apply to claims initiated by Mayer to challenge the validity of the release of the ADEA claims under this subsection (c), including the knowing and voluntary nature of the ADEA release under the OWBPA.

     (c) Voluntary Execution. Mayer understands and agrees that he:

     (i) may take up to twenty-one (21) calendar days to consider whether or not he desires to execute this Agreement/Release;

     (ii) may revoke the Release at any time during the seven (7) calendar day period (the “Revocation Period”) after the Closing Date. Any such revocation must be in writing and delivered to the Parent’s chief executive officer. Mayer understands that the Release is not effective, and Mayer is not entitled to the Payment specified in subsection (b), until the expiration of this Revocation Period. Mayer understands that upon the expiration of such Revocation Period the entire Release will be binding upon Mayer and will be irrevocable;

     (iii) has carefully read and fully understands all of the provisions of the Release;

     (iv) knowingly and voluntarily agrees to all of the terms set forth in the Release and to be bound by the Release;

     (v) is hereby advised in writing to consult with an attorney and tax advisor of his choice prior to executing the Release and has had the opportunity and sufficient time to seek such advice; and

     (vi) understands that rights or claims under the ADEA that may arise after the date the Release is executed are not waived.

     4.3 Confidentiality. Each Buyer Party will, and will cause each of its respective affiliates, directors, officers, employees, agents, representatives and similarly situated persons to (a) treat and hold as confidential, and not use or disclose, any of the information concerning the

Excluded Assets, the negotiation or existence and terms of this Agreement and the business affairs of the Seller Parties (“Confidential Information”), except for (i) disclosures to the person’s professional advisors, the actions for which the disclosing person will be responsible and (ii) disclosures required for such person to perform obligations it may have under this Agreement, and (b) deliver promptly to the Seller Parties or destroy, at the Seller Parties’ request and option, all tangible embodiments (and all copies) of the Confidential Information which are in such person’s possession. If any person subject to these confidentiality provisions is ever required by law to disclose any Confidential Information, the relevant Buyer Party will notify the Seller Parties promptly of the request or requirement so that the Seller Parties may seek an appropriate protective order or waive compliance with this Section 4.3.

     4.4 Restrictive Covenants. To assure that the Seller Parties will realize the benefits of the Transactions, each Buyer Party agrees that it will not, and will ensure that each of its affiliates does not:

     (a) From the Closing Date until one (1) year after the Closing Date (the “Non-Compete Termination Date”), directly or indirectly (i) solicit any customers of the Seller Parties or any of their affiliates for the benefit of any business directly or indirectly in competition with the investment products currently offered by the Seller Parties or any of their affiliates, except for those customers listed on Schedule 4.4(b)(i), or (ii) request, advise or induce any person who is a customer, employee, contractor, vendor or lessor of the Seller Parties or any of their affiliates to withdraw, curtail or cancel, or engage in any other activity that could adversely affect, the relationship such person has with the Seller Parties or their affiliates except for those customers, employees, contractors, vendors or lessors listed on Schedule 4.4(b)(ii).

     (b) From the Closing Date until the Non-Compete Termination Date, directly or indirectly, for itself or on behalf of another, solicit for employment or engagement as an independent contractor, or for any other similar purpose, any person who was in the six-month period preceding the solicitation, or is at the time of the solicitation, an employee or independent contractor of the Seller Parties or any of their affiliates, except for those persons listed on Schedule 4.4(c).

     Each Buyer Party acknowledges that the restrictions in this Section 4.4 are reasonable in scope and duration and are necessary to protect the Seller Parties after the Closing. The Buyer Parties acknowledge that a Buyer Party’s breach of this Section 4.4 will cause irreparable damage to the Seller Parties, and upon breach of any provision of this Section 4.4, the Seller Parties will be entitled to injunctive relief, specific performance or other equitable relief without bond or other security; provided, however, that the foregoing remedies will in no way limit any other remedies the Seller Parties may have.

     4.5 Costs of Transfer. The Seller Parties shall bear the out-of-pocket costs of any sales tax, use tax, real property transfer or gains tax, documentary stamp tax, or similar tax attributable to the transfer of the Transferred Assets.

ARTICLE 5.
INDEMNIFICATION

     5.1 Survival of Representations, Warranties and Covenants. Each representation and warranty of the Parties contained herein and any certificate related to such representations and warranties will survive the Closing and will continue in full force and effect forever. Each covenant and obligation in this Agreement and any document delivered pursuant to this Agreement will survive the Closing forever. Unless expressly waived pursuant to this Agreement, no representation, warranty, covenant, right or remedy available to any person in connection with the Transactions will be deemed waived by any action or inaction of that person (including consummation of the Transactions, any inspection or investigation, or the awareness of any fact or matter) at any time, whether before, on or after the Closing.

     5.2 Indemnification Provisions for the Parties’ Benefit.

     (a) “Damages” means all losses (including diminution in value), damages and other costs and expenses of any kind or nature whatsoever, whether known or unknown, contingent or vested, matured or unmatured, and whether or not resulting from third-party claims, including costs (including reasonable fees and expenses of attorneys, other professional advisors and expert witnesses and the allocable portion of the relevant person’s internal costs) of investigation, preparation and litigation in connection with any action or threatened action.

     (b) The Buyer Parties will indemnify and hold each Seller Party and its affiliates, and their respective officers, directors, managers, employees, agents, representatives, controlling persons, stockholders and similarly situated persons, harmless from and pay any and all Damages directly or indirectly, resulting from, relating to, arising out of or attributable to any of the following: (i) any breach of any representation or warranty any Buyer Party has made in this Agreement; (ii) any breach, violation or default by any Buyer Party of any obligation of such Buyer Party in this Agreement; (iii) the operation and ownership of the New Jersey Operations after the Closing; and (iv) Buyer’s failure to pay or perform when due the Assumed Liabilities.

     (c) The Seller Parties will indemnify and hold each Buyer Party and its affiliates, and their respective officers, directors, managers, employees, agents, representatives, controlling persons, stockholders and similarly situated persons, harmless from and pay any and all Damages directly or indirectly, resulting from, relating to, arising out of or attributable to any of the following: (i) any breach of any representation or warranty any Seller Party has made in this Agreement; and (ii) any breach, violation or default by any Seller Party of any obligation of such Seller Party in this Agreement.

     5.3 Indemnification Claim Procedures. If any action is commenced or threatened that may give rise to a claim for indemnification (an “Indemnification Claim”) by any person entitled to indemnification under this Agreement (each, an “Indemnified Party”) against any person obligated to indemnify an Indemnified Party (an “Indemnitor”), then such Indemnified Party will promptly give notice to the Indemnitor. Failure to notify the Indemnitor will not relieve the Indemnitor of any liability that it may have to the Indemnified Party, except to the extent the defense of such action is materially and irrevocably prejudiced by the Indemnified Party’s failure to give such notice. An Indemnitor may elect at any time to assume and thereafter conduct the defense of the Indemnification Claim with counsel of the Indemnitor’s choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnitor will not approve of the entry of any judgment or enter into any settlement with respect to the Indemnification Claim without the Indemnified Party’s prior written approval (which must not be withheld unreasonably). Until an Indemnitor assumes the defense of the Indemnification Claim, the Indemnified Party may defend against the Indemnification Claim in any manner the Indemnified Party reasonably deems appropriate. If the Indemnified Party gives an Indemnitor notice of an Indemnification Claim and the Indemnitor does not, within ten (10) days after such notice is given, give notice to the Indemnified Party of its election to assume the defense of such Indemnification Claim and thereafter promptly assume such defense, then the Indemnitor will be bound by any judicial determination made with respect to such Indemnification Claim or any compromise or settlement of such Indemnification Claim effected by the Indemnified Party.

     5.4 Negligence of Another Person. ANY PARTY’S LIABILITY UNDER THIS AGREEMENT WILL NOT BE NEGATED BY ANY OTHER PERSON’S ALLEGED OR PROVEN SOLE, JOINT OR CONTRIBUTORY NEGLIGENCE.

     5.5 Disclaimer of Warranty. THE TRANSFERRED ASSETS ARE TRANSFERRED ON AN “AS IS” BASIS WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF TITLE OR NON-INFRINGEMENT OR IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR QUIET ENJOYMENT, OR WARRANTIES AS TO THE LEGAL SUFFICIENCY TO CONVEY TITLE TO ANY ASSETS, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN.

ARTICLE 6.
MISCELLANEOUS

     6.1 Entire Agreement. This Agreement, together with the other transaction documents and all schedules, exhibits, annexes or other attachments hereto or thereto, and the certificates, documents, instruments and writings that are delivered pursuant hereto or thereto, constitutes the entire agreement and understanding of the Parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof. Except as provided in ARTICLE 5, there are no third party beneficiaries having rights under or with respect to this Agreement.

     6.2 Assignment; Binding Effect. Neither the Buyer Parties nor the Seller Parties may assign either this Agreement or any of their respective rights, interests or obligations hereunder without the prior written approval of the Seller Parties or the Buyer Parties, respectively. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, inure to the benefit of and are enforceable by, the Parties and their respective successors and permitted assigns.

     6.3 Notices. All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and must be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, to the intended recipient at the address set forth for the recipient on the signature page (or to such other address as any Party may give in a notice given in accordance with the provisions hereof). Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

     6.4 Specific Performance; Remedies. Each Party acknowledges and agrees that the other Parties would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the Parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in any state or federal court sitting in Travis County, Texas having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Nothing herein will be considered an election of remedies.

     6.5 Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

     6.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any choice of law principles.

     6.7 Amendment; Extensions; Waivers. No amendment, modification, waiver, replacement, termination or cancellation of any provision of this Agreement will be valid, unless the same is in writing and signed by the Seller Parties and the Buyer Parties. Each waiver of a right hereunder does not extend beyond the specific event or circumstance giving rise to the right. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any Party to exercise any right or remedy under this Agreement will operate as a waiver thereof, nor does any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

     6.8 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided, however, that if any provision of this Agreement, as applied to any Party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the Parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

     6.9 Expenses. Except as otherwise expressly provided in this Agreement, each Party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the Transactions, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

     6.10 Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each Party and delivered to the other Parties.

     6.11 Construction. This Agreement has been freely and fairly negotiated among the Parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement.

     6.12 Arbitration and Equitable Relief. Except as provided in Section 4.4, the Parties agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration, administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules, by a single arbitrator to be held in Austin, Texas, or other city mutually acceptable to the Parties. AAA’s Optional Rules for Emergency Measures of Protection shall also apply to the proceedings. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. Unless otherwise awarded by the arbitrator, each Party shall pay one-half of the costs and expenses of such arbitration, and their respective counsel fees and expenses.

     The Parties agree that it may be impossible or inadequate to measure and calculate a Party’s damages from a breach of Sections 4.3 or 4.4 herein. Accordingly, the Parties agree that the Parties will have, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of provisions of this Agreement. The Parties further agree that no bond or other security shall be required in obtaining such equitable relief and hereby consent to the issuance of such injunction and to the ordering of specific performance.

[Signature pages follow]

SIGNATURE PAGE
TO
ASSET PURCHASE AGREEMENT

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date stated in the introductory paragraph of this Agreement.

BUYER:

SETON SECURITIES GROUP, INC.

By:	/s/ CHARLES H. MAYER

Name:	Charles H. Mayer

Title:

Address:	788 Shrewsbury Avenue

Tinton Falls, New Jersey 07724

MAYER:

By:	/s/ CHARLES H. MAYER

Charles H. Mayer

Address:	788 Shrewsbury Avenue

Tinton Falls, New Jersey 07724

PARENT:

WESTECH CAPITAL CORP.

By:	/s/ KURT J. RECHNER

Name:	Kurt J. Rechner

Title:	President and Chief Operating Officer

Address:	2700 Via Fortuna, Suite 400

Austin, Texas 78746

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SELLER:

TEJAS SECURITIES GROUP, INC.

By:	/s/ JOHN F. GARBER

Name:	John F. Garber

Title:	Chief Financial Officer

Address:	2700 Via Fortuna, Suite 400

Austin, Texas 78746

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